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                                                                    EXHIBIT 23.3

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

   We hereby consent to the use in the Registration Statement of Microsoft Corporation on Form S-4 and in the Proxy Statement/Prospectus of Microsoft Corporation and Visio Corporation, which is part of the Registration Statement, of our opinion dated September 14, 1999 appearing as Annex C to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                        Morgan Stanley & Co. Incorporated

                                                 /s/ Charles R. Cory
                                        By: ___________________________________
                                                     Charles R. Cory
                                                    Managing Director

Menlo Park, California
November 1, 1999